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JAMES D. HOVREN

                                 August 2, 1996


Sunshine Mining and Refining Company
877 W. Main Street, Suite 600
Boise, ID  83702

Gentlemen:

         We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 61,500 shares of the Company's common stock, par value $.01 ("Common Stock") to be issued upon exercise of options to be granted under the Company's 1987 Employee Non-Qualified Stock Option Plan; up to 326,500 shares of Common Stock to be issued upon exercise of options to be granted under the Company's 1993 Incentive Stock Option Plan; and up to 10,000,000 shares of Common Stock to be issued upon exercise of options to be granted under the Company's 1995 Employee Non-Qualified Stock Option Plan.

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as amended; (ii) The 1987 Employee Non-Qualified Stock Option Plan; (iii) the 1993 Incentive Stock Option Plan;
(iv) the 1995 Employee Non-Qualified Stock Option Plan; (v) the Registration Statement and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independent check or verification of their accuracy.
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Sunshine Mining and Refining Company
August 2, 1996
Page 2


         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock, when issued upon proper exercise of options granted in compliance with the 1987 Employee Non-Qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, or the 1995 Employee Non-Qualified Stock Option Plan, as the case may be, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on form S-8.

                                           Very truly yours,

                                            EVANS, KEANE LLP

                                            /s/ JAMES D. HOVREN

                                            James D. Hovren

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